UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 21, 2019

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b,2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2019, Texas Roadhouse, Inc. (the “Company”) and Celia Catlett entered into an Executive Transition and Consulting Agreement (the “Transition Agreement”). In anticipation of Ms. Catlett’s resignation as General Counsel and Corporate Secretary effective August 22, 2019, the parties discussed and then entered into the Transition Agreement to provide for an orderly transition of her duties. Ms. Catlett joined the Company in 2005 and has served as General Counsel since 2013. The Company has appointed a current employee to serve as interim General Counsel.

Under the terms of the Transition Agreement, Ms. Catlett will make herself available on a consulting basis to provide information and guidance regarding matters in which she was previously involved or legal issues that may arise that are in her particular areas of experience. The Transition Agreement also provides a general release of all claims by Ms. Catlett and reaffirms certain obligations under her 2018 employment agreement, including, without limitation, obligations pertaining to confidentiality, non-competition, non-hire, and non-solicitation. The Transition Agreement provides that these obligations will continue for two years from January 31, 2020, the last day of the consulting services.

Pursuant to the terms of the Transition Agreement, the Company will continue to pay Ms. Catlett at her current rate of base compensation through January 31, 2020. In addition, Ms. Catlett will be paid her annual cash incentive bonus with respect to 2019, once the performance metrics previously approved by the compensation committee of the Board of Directors are met. In accordance with the Transition Agreement and the Company’s 2013 Long-Term Incentive Plan, Ms. Catlett’s 10,000 restricted stock units will become vested on January 8, 2020. All other equity awards lapsed on August 22, 2019.

The foregoing description of the Transition Agreement is qualified in its entirety by reference to the Transition Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Executive Transition and Consulting Agreement dated as of August 21, 2019, by and between Celia Catlett and Texas Roadhouse Inc., Texas Roadhouse Holdings LLC, and Texas Roadhouse Management Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: August 22, 2019	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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